EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

EXECUTED as of this 14th day of November, 2024.

FORDYNE B.V.

By: Forbion International Management B.V., its director

By:	/s/ V. van Houten /s/ H.A. Slootweg
Name: V. van Houten and H.A. Slootweg
Title: Directors

FORBION CAPITAL FUND IV COÖPERATIEF U.A.

By:	Forbion IV Management B.V., its director

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ H.A. Slootweg
Name: V. van Houten and H.A. Slootweg
Title: Directors

FORBION IV MANAGEMENT B.V.

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ H.A. Slootweg
Name: V. van Houten and H.A. Slootweg
Title: Directors

FORBION CAPITAL FUND II COÖPERATIEF U.A.

By:	Forbion II Management B.V., its director

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ H.A. Slootweg
Name: V. van Houten and H.A. Slootweg
Title: Directors

FORBION II MANAGEMENT B.V.

By:	FCPM III Services B.V., its director

By:	/s/ V. van Houten /s/ H.A. Slootweg
Name: V. van Houten and H.A. Slootweg
Title: Directors